UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K of Inpixon (the “Company”), filed with the Securities and Exchange Commission on May 6, 2021, the Company acquired all of the outstanding capital stock of Design Reactor, Inc., dba The CXApp, a California corporation (“The CXApp”), pursuant to the terms of that certain Stock Purchase Agreement, dated as of April 30, 2021 (the “Purchase Agreement”), by and among the Company, The CXApp, each of the sellers of the outstanding capital stock of The CXApp set forth on the signature pages thereto (including each other person who executed a joinder to the Purchase Agreement) (collectively, the “Sellers”), and Leon Papkoff, in his capacity as representative of the Sellers (the “Sellers’ Representative”). Pursuant to the terms of the Purchase Agreement, the Company may issue up to an aggregate of 11,061,939 shares of its common stock, valued at the Closing Price (as defined in the Purchase Agreement), to certain Sellers in satisfaction of the Earnout Payment (as defined in the Purchase Agreement).

On December 30, 2021, the Company entered into an Amendment to Stock Purchase Agreement (the “Amendment”), with the Sellers’ Representative, pursuant to which the parties to the Purchase Agreement agreed to: (i) amend the amount of the Earnout Target (as defined in the Purchase Agreement) from $8,270,000 to $4,200,000; (ii) amend the duration of the Earnout Period (as defined in the Purchase Agreement) from the period from the Closing Date through the twelve (12) month anniversary of the Closing Date to the period from the Closing Date through December 31, 2021; and (iii) eliminate the Sellers’ Representative’s right to accelerate the Earnout Payment (as defined in the Purchase Agreement) upon a sale or change of control of the Company. The amendments are anticipated to result in certain tax advantageous benefits for the Company in addition to aiding in facilitating the integration of business operations.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information included at Item 1.01 above is incorporated herein by reference. The issuance of the Earnout Shares (as defined in the Purchase Agreement”), if any, will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), (i) in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act for private transactions and (ii) in reliance on an exemption from registration provided by Regulation S of the Securities Act inasmuch as certain Sellers are persons other than “U.S. persons” (as defined in Rule 902 under the Securities Act) and the requirements of Rule 903 under the Securities Act were otherwise met.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Amendment to Stock Purchase Agreement, dated as of December 30, 2021, by and between Inpixon and Leon Papkoff, in his capacity as the Sellers’ Representative.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibit hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: December 30, 2021	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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